UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
MEDQUIST INC.
(Exact name of registrant as specified in its charter)

New Jersey	22-2531298
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1000 Bishops Gate Blvd, Suite 300, Mount Laurel, NJ	08054-4632
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Common Stock, no par value per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities to be registered pursuant to Section 12(b) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered
     For a description of the common stock, no par value per share (the “Common Stock”) of MedQuist Inc., a New Jersey corporation (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3 (file no. 333-75005), originally filed with the Securities and Exchange Commission on March 25, 1999, as amended, including any amendments or reports filed thereafter for the purpose of updating such description in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock. Such information shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.	Exhibits
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MedQuist Inc.
By:	/s/ MARK R. SULLIVAN
Mark R. Sullivan
General Counsel, Chief Compliance Officer & Secretary Date: July 14, 2008